Exhibit 21.1
Subsidiaries of Progress Software Corporation

North America
Barbados	Progress Software International Sales Corporation
California	OpenAccess Software Inc.
Canada	Actional Technologies, Ltd.
Canada	NEON Systems Quebec, Inc.
Canada	NEON Systems Canada Inc.
Canada	Progress Software Corporation of Canada Ltd.
Canada	PeerDirect Company
Delaware	Apama Inc.
Delaware	Actional Corporation
Delaware	NEON Systems, Inc.
Deleware	Pantero Corporation
Delaware	PeerDirect Corporation
Delaware	Persistence Software Inc.
Delaware	Progress Software International Corporation
Delaware	Progress Software Corporation
Massachusetts	DataDirect Technologies Corp.
Massachusetts	EasyAsk Corporation
Massachusetts	Oak Park Realty LLC
Massachusetts	Progress Security Corporation

Europe
Austria	Progress Software GesmbH
Belgium	DataDirect Technologies NV
Belgium	Progress Software NV
Czech Republic	Progress Software spol. s.r.o.
Denmark	Progress Software A/S
Finland	Progress Software Oy.
France	Progress Software S.A.
France	Sonic Software S.a.r.l.
Germany	DataDirect Technologies GmbH
Germany	Progress Software GmbH
Germany	Sonic Software GmbH
Italy	Progress Software Italy S.r.l.
Netherlands	Progress Software B.V.
Netherlands	Progress Software Europe B.V.
Netherlands	Sonic Software B.V.
Norway	Progress Software A/S
Poland	Progress Software Sp. z.o o.
Spain	Progress Software S.L.U.
Sweden	Progress Software Svenska AB
Switzerland	Progress Software AG
United Kingdom	Apama Limited
United Kingdom	DataDirect Technologies Ltd.
United Kingdom	NEON Systems UK Ltd
United Kingdom	Persistence Software Ltd.
United Kingdom	Progress Software Limited

United Kingdom	Sonic Software (UK) Limited

Latin America
Argentina	Progress Software de Argentina S.A.
Brazil	Progress Software do Brasil Ltda.
Chile	Progress Software de Chile S.A.
Colombia	Progress Software de Colombia S.A.
Mexico	Progress Software, S.A. de C.V.
Venezuela	Progress Software de Venezuela C.A.

Other
Australia	Progress Software Pty. Ltd.
Hong Kong	Persistence Software Asia/Pacific Ltd.
Hong Kong	Progress Software Corporation Limited
India	Progress Software Development Private Limited
Japan	DataDirect Technologies KK
Japan	Sonic Software KK
Malaysia	Progress Software (M) Sdn Bhd
Singapore	Progress Software Corporation (S) Pte. Ltd.
South Africa	Progress Software (Pty) Ltd.

2